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                                                                   EXHIBIT 21.01


                         SUBSIDIARIES OF KINTANA, INC.


                                                          Jurisdiction of
                                                          Incorporation
Name                                                      or Organization
----                                                      ---------------

Kintana Technologies Inc...........................       Canada
Kintana SARL.......................................       France
Kintana GmbH.......................................       Germany
Kintana Limited....................................       United Kingdom